EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Nos. 333-164394 and 333-141262 on Form S-8, Nos. 333-165728, 333-165728, 333-170202, 333-192611, 333-202907, and 333-209793 on Form S-3 of our report dated March 10, 2016, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of U.S. Geothermal Inc. for the year ended December 31, 2015.

/s/ Moss Adams LLP

Seattle, Washington
March, 10, 2016